Schwartz Levitsky Feldman LLP CHARTERED ACCOUNTANTS MONTREAL, TORONTO, OTTAWA

SLF

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in a registration statement on Form S-8 to be filed by Medical International Technology Inc. of our report dated January 5, 2005 (except for note 2 dated August 12, 2005) regarding Medical International Technology’s consolidated financial statements for the year ended September 30, 2004, and to all references to our firm included in such registration statement.

/s/	Schwartz Levitsky Feldman LLP
Schwartz Levitsky Feldman LLP
Chartered Accountants

Montreal, Quebec Canada December 15, 2005
1980 rue Sherbrooke Quest, 10 etage Montreal Quebec H3H 1E8